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                                                                     EXHIBIT 8.2

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                             [Form of Tax Opinion]



                                                                   June 17, 1999



Transamerica Corporation
The Transamerica Pyramid
600 Montgomery Street
San Francisco, California  94111

Ladies/Gentlemen:

     We have acted as special counsel to Transamerica Corporation, a Delaware corporation ("Transamerica"), in connection with the proposed merger (the "Merger") of Transamerica with and into Tony Merger Corp., a Delaware corporation ("Merger Sub") and a direct wholly-owned subsidiary of AEGON N.V., a company formed under the laws of the Netherlands ("AEGON"), pursuant to the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of February 17, 1999, among AEGON, Merger Sub and Transamerica. At your request, in connection with the filing of the Registration Statement of AEGON on Form F-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of Transamerica and the consent of AEGON, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Transamerica and AEGON dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement-prospectus of Transamerica and AEGON included therein (the "Proxy Statement-Prospectus"). Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement-Prospectus or the appendices thereto (including the Agreement).
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Transamerica Corporation
_________ __, 1999
Page 2

     We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement-Prospectus (and no transaction or condition found therein and material to this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware; and (iii) the Merger will be reported by AEGON, Merger Sub and Transamerica on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     This opinion does not address the federal income tax consequences of the Merger to Transamerica stockholders in special situations, such as dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, tax-exempt organizations, insurance companies, persons holding shares of Transamerica common stock or shares of AEGON common shares as part of a hedging, straddle, conversion or other integrated transaction, non-U.S. persons, persons whose functional currency is not the U.S. dollar, persons subject to the U.S. alternative minimum tax, persons who acquired shares of Transamerica common stock pursuant to an employee stock option or otherwise as compensation and any Transamerica stockholder that owns (actually or constructively) five percent or more of either the total voting power or the total value of the stock of AEGON immediately after the Merger. Moreover, this opinion relates solely to certain federal income tax consequences of the Merger, and no opinion is expressed as to the tax consequences of the Merger under any state, local or foreign laws or under any federal laws other than those pertaining to the income tax.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to us under the caption "THE PROPOSED MERGER -- Material Federal Income Tax Consequences of the Merger." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
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Transamerica Corporation
_________ __, 1999
Page 3

     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon, circulated, quoted or otherwise referred to by any person for any other purpose.

                                        Very truly yours,


                                        /s/ Wachtell, Lipton, Rosen & Kat